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                                                                 EXHIBIT 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 1994 appearing on page 35 of the 1993 Annual Report to Stockholders of American Water Works Company, Inc., which is incorporated by reference in American Water Works Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statements Schedules, which appears on page 12 of such Annual Report on Form 10-K.



/s/ Price Waterhouse
PRICE WATERHOUSE

Thirty South Seventeenth Street
Philadelphia, Pennsylvania  19103
March 30, 1994